Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269232) and Form S-8 (Nos. 333-271250, 333-269209, 333-264889, 333-261396, and 333-261395) of Molekule Group, Inc. of our report dated June 7, 2023, relating to the financial statements of Molekule, Inc.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 9, 2023